SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 6, 2004

Golf Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-22091	33-0724736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14 North Adger’s Wharf, Charleston, SC  29401

(Address of principal executive offices) (Zip Code)

(843) 723-4653

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report.)

Item 5.   Other Events and Regulation FD Disclosure

On July 6, 2004, Roy C. Chapman, a member of our Board of Directors since our IPO in 1997, died unexpectedly.  Mr. Chapman was a member of the Audit, Compensation and Nominating Committees of the Board of Directors.  He was an independent director and served as our “Audit Committee Financial Expert” as defined in Item 401(h) of Regulation S-K.  On July 12, 2004, the Board of Directors met and elected Mr. Fred W. Reams, also an independent member of our Board of Directors since our IPO in 1997, to serve as our “Audit Committee Financial Expert.”  Mr. Chapman has not been replaced on the Board of Directors.

From 1981 to March 31, 2004 Mr. Reams served as the Chairman or President and Chief Investment Officer of Reams Asset Management Company, LLC, an independent private investment firm which he co-founded.  From 1967 to 1981, Mr. Reams was employed in various investment management positions with the First National Bank of Michigan, Irwin Management Company, and Cummins, Inc.  In addition, Mr. Reams served as President of the board of directors of the Otter Creek Golf Course from 1981 through 2003. Mr. Reams holds a Bachelor of Arts degree and a Master of Arts degree in Economics from Western Michigan University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLF TRUST OF AMERICA, INC.
(Registrant)

Date: July 12, 2004	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer